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                                  EXHIBIT 23.4


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference, in this registration statement on Form S-3 pertaining to AirTouch Communications, Inc., of our report dated January 30, 1995 on our audit of the consolidated financial statements of CMT Partners included in the Annual Report (Form 10-K) of AirTouch Communications, Inc. for the year ended December 31, 1994. We also consent to the reference to our firm under the caption "Experts."


                                                /s/ Coopers & Lybrand L.L.P.

San Francisco, California
September 18, 1995